SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2009

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 200

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 24, 2009, EESV Fayetteville, Inc. (“EESVF”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Petrohawk Properties, L.P. (“Petrohawk”) to sell its interest in the Fayetteville Shale Field for $3,800,000.  EESVF is a wholly-owned subsidiary of Blaze Energy Corp. (“Blaze”), which is a majority owned subsidiary of Environmental Energy Services, Inc. (“EES”).  Closing under the Sale Agreement occurred on September 3, 2009.  The sales proceeds were substantially less than the book value of EESVF’s interest in the Fayetteville

Shale Field.  All net sales proceeds were used to satisfy a mortgage loan in the original principal amount of $500,000, and substantially all accounts payable and accrued expenses of EESVF and Blaze.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement between EESV Fayetteville, Inc. and Petrohawk Properties, LP

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: September 4, 2009	/s/ Robert J. Mottern
By: Robert J. Mottern, Chief Financial Officer

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